UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024
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Privia Health Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-40365	81-3599420
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

950 N. Glebe Rd.,
Suite 700
Arlington,	Virginia		22203
(Address of Principal Executive Offices)			(Zip Code)
(571) 366-8850
Registrant's telephone number, including area code

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRVA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 22, 2024, Privia Health Group, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove supermajority voting provisions and to remove or limit the personal liability of officers to the extent permitted under the Delaware General Corporation Law.
Following the Annual Meeting, on May 22, 2024, the Company filed its Second Amended and Restated Charter with the Delaware Secretary of State, giving effect to the amendments. The foregoing description of the changes contained in the Charter is qualified in its entirety by reference to the full text of the Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
On May 22, 2024, the Board of Directors of the Company (the “Board”) adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”) to conform to the amendments to the Charter approved by stockholders. The Bylaws also include a number of ministerial and clarifying changes. The foregoing description of the changes contained in the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
On May 22, 2024, the Company held the Annual Meeting via live webcast. At the Annual Meeting, the Company’s stockholders approved all five proposals.
Proposal No. 1: Election of directors.
The following four nominees were elected to serve as Class II directors for a term expiring at the Company’s 2027 Annual Meeting of Stockholders, or until such director's respective successor is duly elected and qualified or such director's earlier death, resignation or removal.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas McCarthy	99,268,746	3,905,963	11,085,362
Parth Mehrotra	102,934,560	1,005,791	10,319,720
Dr. Jaewon Ryu	99,347,055	3,827,654	11,085,362
William (Bill) Sullivan	65,283,936	37,861,267	11,114,868
Proposal No. 2: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
The Company’s stockholders approved, on a non-binding basis, the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,616,303	26,663,618	4,660,430	10,319,720
Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
The appointment of PricewaterhouseCoopers LLP was ratified.

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,149,647	95,394	4,015030	—

Proposal No. 4: Amend and restate the Company’s amended and restated certificate of incorporation (the “Charter”) to remove supermajority voting standards.
The proposal to amend and restate the Charter to remove supermajority voting provisions was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,807,247	96,832	4,036,272	10,319,720
Proposal No. 5: Amend and restate the Company’s Charter to allow for exculpation of officers as permitted by Delaware law.
The proposal to amend and restate the Charter to remove or limit the personal liability of officers to the extent permitted under the Delaware General Corporation Law was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,992,974	6,924,331	4,023,045	10,319,721

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit No.	Description
3.1	Second Amended & Restated Certificate of Incorporation of Privia Health Group, Inc.
3.2	Fourth Amended & Restated Bylaws of Privia Health Group, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIA HEALTH GROUP, INC.

Date: May 23, 2024	By:	/s/ David Mountcastle

Name: David Mountcastle
Title: Executive Vice President, Chief Financial Officer and Authorized Officer